LARSON ZIRZOW & KAPLAN, LLC
ZACHARIAH LARSON, ESQ.
Nevada Bar No. 7787
E-mail: zlarson@lzklegal.com
MATTHEW C. ZIRZOW, ESQ.
Nevada Bar No. 7222
E-mail: mzirzow@lzklegal.com
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170
Fax: (702) 382-1169

Attorneys for Debtor

Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA

In re: SPAR BUSINESS SERVICES, INC., Debtor.	Case No.: BK-S-18-16974-abl Chapter 11 Confirmation Hearing: Date: August 6, 2019 Time: 9:30 a.m.

DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION, AS MODIFIED

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1.1.34 File. To file with the Bankruptcy Court in the Chapter 11 Case.

1.1.35 Final Decree. An order of the Bankruptcy Court closing the Chapter 11 Case pursuant to section 350 of the Bankruptcy Code.

1.1.36 Final Order. An order, judgment or other decree of the Bankruptcy Court and entered on the docket of such court: (a) that has not been reversed, stayed, modified, amended, revoked, varied or set aside, and as to which (i) any right to appeal or seek certiorari, review, stay or rehearing has been waived, or (ii) the time to appeal or seek certiorari, review, stay or rehearing has expired and no appeal or petition for certiorari, review, stay or rehearing is pending; or (b) as to which an appeal has been taken or petition for certiorari, review, stay or rehearing has been filed, and (i) such appeal or petition for certiorari, review, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, stay or rehearing was sought, and (ii) the time to appeal further or seek certiorari, review, stay or rehearing has been waived or expired and no such further appeal or petition for certiorari, review, stay or rehearing is pending; *provided, however*, that no order or judgment shall fail to be a "Final Order" hereunder solely because of the possibility that a motion pursuant to sections 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be Filed with respect to such order or judgment.

1.1.37 General Unsecured Claim. A Claim that is not secured by a charge against or interest in property in which the Estate has an interest and is not an unclassified Claim, Administrative Claim, Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, or Litigation Claimants. General Unsecured Claims shall also include all Claims arising under section 502(g) of the Bankruptcy Code.

1.1.38 Holder. Any Person holding a Claim against the Debtor.

1.1.39 Impaired. Means impairment within the meaning of section 1124 of the Bankruptcy Code.

1.1.40 Insider. Shall include any person having such meaning as set forth in section 101(31) of the Bankruptcy Code.

1.1.41 Lien. A charge against or interest in property to secure payment of a debt or performance of an obligation.

1.1.42 Litigation Claimants. All Holders of claims arising out of or related to any pending or threatened litigation or arbitration proceedings against the Debtor, and including the following: (a) the claims of Melissa Clothier and similarly situated plaintiffs in the litigation pending in the Superior Court for the State of California, Alameda County, Case No. RG12 639317, and asserted in the Debtor's Chapter 11 Case as Proof of Claim No. 7; (b) the claims of Maceo Rogers and all of those similarly situated plaintiffs in a class action pending in the U.S. District Court for the Southern District of Texas, Galveston, Case No. 3:14-CV-00055, and asserted in the Debtor's Chapter 11 Case as Proof of Claim No. 12; (c) the claims of Spar Marketing Force and Spar Group Inc. asserted in the Debtor's Chapter 11 Case as Proofs of Claim Nos. 4, 5, 6, 9 and 10.

1.1.43 Other Secured Claims. Any Allowed Secured Claim other than the

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Secured Claim of The Westchester Bank in Class 1 of this Plan.

1.1.44 Person. Any individual, corporation, partnership, limited liability company, joint venture, association, trust or organization, unincorporated organization or government, governmental agency, governmental unit or political subdivision, or any other entity.

1.1.45 Petition Date. November 23, 2018, the date on which the Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code thereby commencing the Chapter 11 Case.

1.1.46 Plan. This chapter 11 plan of reorganization, including all documents referenced herein and all exhibits, supplements, appendices and schedules hereto or thereto, either in its present form or as the same may be altered, amended or modified from time to time pursuant to the Bankruptcy Code or Final Order.

1.1.47 Plan Amendments. Shall include, collectively: (a) the Settlement Agreement referenced in Section 3.3.6.3 and attached as **Exhibit 3**; (b) the Stipulation to Modify Debtor's First Amended Chapter 11 Plan of Reorganization Re: Melissa Clothier and the Certified Class attached as **Exhibit 4**; and (c) the Stipulation to Modify Debtor's First Amended Chapter 11 Plan of Reorganization Re: Rodgers Collective attached as **Exhibit 5**.

1.1.48 Priority Non-Tax Claim. Any Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority under section 507(a) of the Bankruptcy Code.

1.1.49 Priority Tax Claims. Any Claim that is entitled to priority under sections 502(i) or 507(a)(8) of the Bankruptcy Code.

1.1.50 Professional. A Person: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328 and/or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court, pursuant to section 503(b) of the Bankruptcy Code.

1.1.51 Professional Fees. All reasonable fees and expenses incurred by Professionals and allowed by the Bankruptcy Court.

1.1.52 Professional Fee Claim. Any Claim for compensation or reimbursement of fees and expenses as may be requested by a Professional to the extent such Professional is required to apply to the Bankruptcy Court for payment of such Claim pursuant to sections 326, 327, 328, 330 or 331 of the Bankruptcy Code and the terms of the Plan.

1.1.53 Proof of Claim. A Proof of Claim Filed against the Debtor in the Chapter 11 Case.

1.1.54 Pro Rata. With respect to an amount of Cash or other consideration to be paid or distributed on a particular date to a Holder of an Allowed Claim, that such

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Distribution shall be made in accordance with the ratio, as of such date, of the amount such Allowed Claim is to the aggregate of the amounts of Claims in the Class to which such Allowed Claim belongs.

1.1.55 Reorganized Debtor. The Debtor, or any successor thereto, as reorganized debtor pursuant to the Plan on or after the Effective Date.

1.1.56 Representatives. With respect to a given Person, its past and current directors, officers, shareholders, managers, members, partners, employees, agents, attorneys, professionals, contractors and other representatives.

1.1.57 Schedules. The schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs Filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

1.1.58 Secured. When referring to a Claim: (a) secured by a Lien on property in which the Estate have an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan as a secured Claim.

1.1.59 Unexpired Lease. A lease of non-residential real property to which the Debtor is a party that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

1.1.60 Unimpaired. With respect to a Claims or Interest, leaving unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest.

1.1.61 Unsecured Claim. Any Claim that is neither Secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court as a Priority Tax Claim or Priority Non-Tax Claim.

1.1.62 U.S. Trustee Fees. Any fees payable pursuant to 28 U.S.C. § 1930.

1.2 Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.3 Rules of Interpretation. Any term used in the Plan that is not defined in the Plan, either in this Article or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to an existing document, schedule, or exhibit Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented as of the Confirmation Date in accordance with the terms hereof; (c) unless otherwise specified in a particular reference, all references in the Plan to Sections, Articles, and exhibits are references to

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Sections, Articles, and exhibits of or to the Plan; (d) the words "herein", "hereof", "hereto", "hereunder", and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (e) the word "all" shall mean "any and all;" (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, including that the terms "includes," "shall include," and "including" are not limiting; (h) reference to a pleading, request, or document being "Filed" means duly and properly filed with the Bankruptcy Court as reflected on the docket of the Bankruptcy Court; (i) all exhibits and schedules to the Plan, including without limitation the Plan Amendments, are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when they are Filed, and to the extent the Plan is inconsistent with the Plan Amendments, the terms of the Plan Amendments shall control; (j) any service or notice provided for in the Plan shall be provided at the addresses specified herein; (k) except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent the exhibits provide otherwise, the rights, duties and obligations under the Plan shall be governed, construed and enforced in accordance with the laws of the State of Nevada; and (l) to the extent a reference or description in the Disclosure Statement is inconsistent with the terms or conditions of the Plan, the terms and conditions of the Plan, as applicable, shall govern over the reference contained in the Disclosure Statement.

1.4 Exhibits and Plan Schedules. All exhibits and schedules attached to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

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2. TREATMENT OF UNCLASSIFIED CLAIMS

2.1 Treatment of Administrative Claims.

2.1.1 Generally. Each Allowed Administrative Claim shall be paid by the Reorganized Debtor (or otherwise satisfied in accordance with its terms) upon the latest of: (i) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (ii) the fourteenth (14th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; or (iii) such date as the holder of such Claim and, prior to the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, shall agree upon. The Debtor or the Reorganized Debtor, as the case may be, reserves any and all defenses or offsets to challenge any Administrative Claims. Holders of Administrative Claims are not entitled to vote on confirmation of the Plan.

2.1.2 Requests for Payment. All requests for payment of Administrative Claims against the Debtor and all final applications for allowance and disbursement of Professional Fees must be filed by the Administrative Claims Bar Date or the Holders thereof shall be forever barred from asserting such Administrative Claims against the Debtor and the Reorganized Debtor. All Professional Fees applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees. Unless otherwise ordered by the Bankruptcy Court, from and after the Effective Date, no professional shall be required to file fee applications with the Bankruptcy Court and the Reorganized Debtor may pay all professionals in the ordinary course for fees and expenses incurred after the Effective Date.

2.2 Priority Tax Claims. Each Allowed Priority Tax Claim, if any, will be paid in full

by the Reorganized Debtor on the later of: (i) the fourteenth (14th) Business Day after the date on which an order allowing such Claim becomes a Final Order; or (ii) such other time as is agreed to by the holder of such Claim and the Debtor prior to the Effective Date or the Reorganized Debtor after the Effective Date. Holders of Priority Tax Claims are not entitled to vote on confirmation of the Plan.

3. DESIGNATION OF CLASSES OF CLAIMS.

3.1 Overview. Pursuant to the Plan and in accordance with section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors (except Administrative Claims and Priority Tax Claims) are placed in the Classes described below. A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim qualifies within the description of such other Classes. A Claim is also classified in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. With respect to Classes of Claims described as Unimpaired under the Plan, except as otherwise provided under the Plan, nothing shall affect the rights and legal and equitable defenses of the Debtor and the Reorganized Debtor regarding such Claims classified as Unimpaired under the Plan, including but not limited to, all rights in respect of legal and equitable defenses to setoff or recoupment against such Claims.

3.2 Summary of Classification.

Class	Description	Treatment
Class 1	The Westchester Bank Secured Claim	Impaired. Solicitation required.
Class 2	Other Secured Claims	Unimpaired. No solicitation required.
Class 3	Priority Non-Tax Claims	Unimpaired. No solicitation required.
Class 4	Litigation Claimant Claims	Impaired. Solicitation required.
Class 5	General Unsecured Claims	Impaired. Solicitation required.
Class 6	Equity Securities	Unimpaired. No solicitation required.

3.3.3 Class 1: The Westchester Bank Secured Claim.

3.3.3.1 Claims in Class. Class 1 consists of the Allowed Secured Claim of The Westchester Bank secured in substantially all of the Debtor's personal property.

3.3.3.2 Treatment. Except to the extent that the Holder of a Class 1 Claim agrees to a less favorable treatment, the Secured Claim of The Westchester Bank shall be satisfied by equal monthly payments in the amount of $8,622.03 per month made by the first business day of each and every month starting in the month following the Effective Date and continuing for each and every month thereafter for a period of sixty (60) months in total, with an additional balloon payment of any remaining balance due, inclusive of all interest, reasonable attorney's fees and costs, on the first business day of the month following that 60-month period, pursuant to the Amortization Schedule attached as **Exhibit 1**. The Secured Claim of the Westchester Bank shall continue to accrue interest at the rate of 5.5% per annum from and after the Effective Date. The Westchester Bank shall further retain any and all Liens in and to its Collateral and its Claim to the extent provided in its pre-petition loan and security documents. Further, nothing herein is intended or should be

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construed as impairing the personal guarantys that The Westechester Bank has for its loan as of the Petition Date, which shall continue in full force and effect. The Debtor further retains the option to pre-pay the Secured Claim of The Westechester Bank in full without prepayment penalty at any time.

3.3.3.3 Impairment and Voting. Class 1 is Impaired. The Holder of Allowed Class 1 Bank Secured Claim is entitled to vote to accept or reject the Plan.

3.3.4 Class 2: Other Secured Claims.

3.3.4.1 Claims in Class. Class 2 consists of any Allowed Other Secured Claims.

3.3.4.2 Treatment. Except to the extent that a Creditor with an Allowed Other Secured Claim agrees to less favorable treatment, each holder of an Other Secured Claim shall be considered to be in its own separate subclass within Class 2 and each such subclass shall be deemed to be a separate Class for purposes of the Plan. Except to the extent that the holder of an Allowed Claim in Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Class 2 shall be satisfied by, at the option of the Debtor: (i) payment in Cash by the Debtor in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

3.3.4.3 Impairment and Voting. Creditors in Class 2 are Unimpaired under the Plan. Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

3.3.5 Class 3: Priority Non-Tax Claims.

3.3.5.1 Claims in Class. Class 3 consists of all Priority Non-Tax Claims.

3.3.5.2 Treatment. Except to the extent that a Creditor with an Allowed Priority Non-Tax Claim agreed to less favorable treatment, each Allowed Priority Non-Tax Claim shall be paid in full by the Reorganized Debtor upon the latest of: (i) the first Business Day after the Effective Date; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the fourteenth (14th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; or (iv) such date as the holder of such Claim and, prior to the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, shall agree.

3.3.5.3 Interest. Each Holder of a Priority Non-Tax Claim shall also receive on account of such Holder's Allowed Priority Non-Tax Claim payment of postpetition interest calculated at the Federal Judgment Rate unless there is an applicable contractual interest rate, in which case interest shall be paid at the contractual interest rate so long as (i) a contractual interest rate was set forth in a timely filed proof of claim or (ii) the Holder of such Claim provides written notice of such contractual interest rate to the Debtor's counsel

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on or before the Effective Date, and subject to the Debtor's and any other Person's right to verify or object to the existence of the asserted contractual rate of interest.

3.3.5.4 Impairment and Voting. Creditors in Class 3 are Unimpaired under the Plan. Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan.

3.3.6 Class 4: Litigation Claimant Claims.

3.3.6.1 Claims in Class. Class 4 consists of the Allowed Claims of the Litigation Claimants against the Debtor.

3.3.6.2 Treatment. Except to the extent that the Litigation Claimants agree to less favorable treatment, and subject fully to the terms and conditions of the Plan Amendments, the Holders of Class 4 Allowed Litigation Claimant Claims will receive the following in full and final satisfaction of their Allowed Claim: (a) payment of their Pro Rata share of the New Value Contribution immediately on the Effective Date; (b) payment of their Pro Rata share of the Settlement Contribution in equal quarterly installments over a five (5) year period, together with interest on such sums at the Federal Judgment Rate, commencing by December 15, 2019 and continuing by the following March 15, June 15, September 15, and December 15 of each and every year thereafter until their Pro Rata share of the Settlement Contribution is paid in full. The Debtor is entitled to pre-pay any balances owing to the Holders of Class 4 Claim in its sole and absolute discretion without any prepayment penalty.

3.3.6.3 Specific Treatment of SMF and SGRP. Notwithstanding section 3.3.6.2 of the Plan, the Claims of SPAR Marketing Force, Inc. ("SMF") and SPAR Group, Inc. ("SGRP"), shall be treated as set forth pursuant to that certain Compromise and Settlement Agreement (the "Settlement Agreement") dated July 25, 2019 by and between the Debtor, SBS, LLC, a Nevada limited liability company, and SGRP, SMF, and SPAR Assembly and Installation f/k/a SPAR National Assembly Service, Inc. The Settlement Agreement and its terms are incorporated into the Plan in their entirety by this reference. A true and correct copy of the Settlement Agreement is attached hereto as Exhibit 1-A and is incorporated herein by this reference.

SMF's Proofs of Claim filed March 18, 2019, denominated as Claim Nos. 4 and 5 in the Chapter 11 Case, in the amounts of $12,962.84 and $378,838.10, respectively (the "SMF Proofs of Claim"), shall be deemed Allowed Claims in the amounts set forth therein. SGRP's Proofs of Claim filed March 18, 2019, denominated Claim Nos. 6, 9, and 10 in the Chapter 11 Case, in the amounts of $1,839,458.82, $1.00, and $1.00, respectively (the "SGRP Proofs of Claim"), shall be deemed Allowed Claims in the aggregate amount of $1,839,458.82. SGRP's and SMF's Allowed Claims shall be treated as follows: Payment to SGRP and SMF of their pro rata share of the New Value Contribution and the Settlement Contribution shall be made in twenty-four (24) equal monthly installments commencing on January 1, 2020 (without interest). The Debtor is entitled to prepay any balance due and owing on the SGRP and SMF Allowed Claims in its sole discretion without any prepayment penalty.

3.3.6.4 Impairment and Voting. Class 4 is Impaired under the Plan. Holders of

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Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

3.3.7 Class 5: General Unsecured Claims.

3.3.7.1 Claims in Class. Class 5 consists of Allowed General Unsecured Claims against the Debtor.

3.3.7.2 Treatment. Except to the extent that the Holder of a Class 5 Claim agrees to less favorable treatment, Holders of Class 5 Allowed General Unsecured Claims shall receive, in full and final satisfaction of their Allowed Claims: (a) payment of their Pro Rata share of the New Value Contribution immediately on the Effective Date; (b) payment of their Pro Rata share of the Settlement Contribution in full on June 15, 2020. The Debtor is entitled to pre-pay and balances owing to the Holders of Class 5 Claims in its sole and absolute discretion any without prepayment penalty.

3.3.7.3 Impairment and Voting. Class 5 is Impaired under the Plan. Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

3.8 Class 6: Equity Securities.

3.8.1 Claims in Class. Class 6 consists of the holders of Equity Securities in the Debtor.

3.8.2 Treatment. The Holders of Equity Securities shall retain their interests in the Debtor.

3.8.3 Impairment and Voting. Class 6 is Unimpaired under the Plan. Holders of Class 6 Equity Securities are not entitled to vote to accept or reject the Plan.

3.9 Elimination of Vacant Classes. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018 shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

4. PLAN IMPLEMENTATION

4.1 Plan Implementation Occurring on Effective Date. On the Effective Date, without any further action by the Debtor or the Reorganized Debtor, all of the Debtor's Assets shall vest in the Reorganized Debtor, subject to the terms and conditions of the Plan.

4.2 Reorganized Debtor. On and after the Effective Date, the Reorganized Debtor shall retain all licenses necessary to its operations that existed as of the Petition Date.

4.3 Notice of Effectiveness. When all of the steps contemplated by Section 6.1 have been completed, the Reorganized Debtor shall file with the Bankruptcy Court and serve upon all Creditors and all potential holders of Administrative Claims known to the Reorganized Debtor (whether or not disputed), a Notice of Effective Date of Plan. The Notice of Effective Date of Plan shall include notice of the Administrative Claim Bar Date.

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4.4 Operations and Management of Reorganized Debtor. From the Effective Date, the Reorganized Debtor, by and through its sole officer and director, Robert Brown, shall continue to operate any business and manage any property, with full authority to make all decisions and take all actions to effectuate the Plan.

4.5 Source of Payments and Distributions. Payments and distributions under the Plan will be funded by the following:

> **4.5.1 New Value Contribution.** By the Debtor from a new value contribution of cash to be funded by the Debtor's owner, SBS, LLC, in the amount of the sum of five percent (5%) of the aggregate total amount of all Allowed Claims in Class 4 (Litigation Claimant Claims) and all Allowed Claims in Class 5 (General Unsecured Claims) (the "New Value Contribution").
>
> **4.5.2 Settlement Contribution.** By the Debtor from future receipts generated from the operation of the reorganized business or further infusions from SBS, LLC, in the total amount of at least $323,000.00, or such other and higher amount as the Court may determine at the Confirmation Hearing as the sum of the fair liquidation value of all of the following: (i) the Debtor's unencumbered personal property (per the Liquidation Analysis); (ii) potential Avoidance Actions under chapter 5 of the Bankruptcy Code owned or controlled by the Debtor's bankruptcy estate; (iii) $10,000.00, but less all of the following: (i) the anticipated amount of the chapter 7 trustee's commission pursuant to section 326 of the Bankruptcy Code in a theoretical chapter 7 as calculated on the total value of all assets available for liquidation; (ii) the anticipated fees and costs of a chapter 7 trustee and its professionals in a theoretical chapter 7; (iii) any allowed administrative claims, including without limitation of the Debtor's professionals from the Chapter 11 Case; (iv) any Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (collectively, the "Settlement Contribution").

4.6 Final Decree. Notwithstanding otherwise applicable law, the Chapter 11 Case shall be closed and a Final Decree entered as soon as possible after the occurrence of the Effective Date, unless and until: (a) all adversary proceedings and contested matters pending before the Bankruptcy Court have been resolved by a Final Order; and (c) all Claims have either: (i) become Allowed Claims and payments have begun in accordance with the treatment to be given such Allowed Claim pursuant to the Plan; (ii) been disallowed by a Final Order or deemed to be a Disallowed Claim, in accordance with the terms of the Plan; (iii) been assumed by the Debtor, or (iv) reinstated.

4.7 Effectuating Documents, Further Transactions. On and after the Effective Date, the Debtor is authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan in the name of and on behalf of the Debtor, as applicable, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

5. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Executory Contracts and Unexpired Leases. Except for Executory Contracts and Unexpired Leases specifically addressed in the Plan or set forth on the schedule of Assumed

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Executory Contracts and Unexpired Leases attached as Schedule 5.1 hereto (which may be supplemented and amended up to the date the Bankruptcy Court enters the Confirmation Order and thereafter pursuant to Section 5.3 of the Plan), all Executory Contracts and Unexpired Leases that exist on the Confirmation Date shall be deemed rejected by the Reorganized Debtor on the Effective Date.

5.2 Approval of Assumption or Rejection. Entry of the Confirmation Order shall constitute as of the Effective Date: (i) approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption by the Debtor of each Executory Contract and Unexpired Lease to which the Debtor are a party and which is listed on Schedule 5.1, not otherwise provided for in the Plan and neither assumed, assumed and assigned, nor rejected by separate order prior to the Effective Date; and (ii) assumption by the Debtor of each Executory Contract and Unexpired Lease to which the Debtor are a party listed on Schedule 5.1. Upon the Effective Date, each counter party to an assumed Executory Contract or Unexpired Lease listed shall be deemed to have consented to assumption contemplated by section 365(c)(1)(B) of the Bankruptcy Code, to the extent such consent is necessary for such assumption. To the extent applicable, all Executory Contracts or Unexpired Leases of the Reorganized Debtor assumed pursuant to this Section 5 shall be deemed modified such that the transactions contemplated by the Plan shall not be a "change of control," however such term may be defined in the relevant Executory Contract or Unexpired Lease and any required consent under any such Executory Contract or Unexpired Lease shall be deemed satisfied by the Confirmation of the Plan. Also, to the extent applicable, all Executory Contracts or Unexpired Leases of the Debtor assumed pursuant to this Section 5 shall be assigned to the Reorganized Debtor on the Effective Date, and such assignment shall not be a "change of control," however such term may be defined in the relevant Executory Contract or Unexpired Lease, and any required consent under any such Executory Contract or Unexpired Lease shall be deemed satisfied by the Confirmation of the Plan.

5.3 Cure of Defaults. The Debtor or the Reorganized Debtor shall Cure any defaults respecting each Executory Contract or Unexpired Lease assumed pursuant to this Section 5 upon the latest of (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court or agreed upon by the Debtor, and after the Effective Date, the Reorganized Debtor; or (iii) the first Business Day following the fourteenth (14th) day after the entry of a Final Order resolving any dispute regarding (a) a Cure amount; (b) the ability of the Debtor or the Reorganized Debtor to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code; *provided, however*, that upon resolution of a dispute over a Cure amount, the Reorganized Debtor may reject the Executory Contract or Unexpired Lease notwithstanding a previous listing as assumed; or (c) any other disputed matter pertaining to assumption, assignment or the Cure of a particular Executory Contract or an Unexpired Lease. Schedule 5.1 to the Plan lists the Debtor's proposed Cure amounts, if any, that will be paid as provided for above, which may be amended up to and including the commencement of the Confirmation Hearing.

5.4 Objection to Cure Amounts. Any party to an Executory Contract or Unexpired Lease who objects to the Cure amounts listed on Schedule 5.1 to the Plan must file and serve an objection on the Debtor's counsel no later than the deadline set by the Bankruptcy Court for filing Plan objections. Failure to file and serve a timely objection shall be deemed consent to the Cure amounts listed on Schedule 5.1. Any Cure amounts shall be the responsibility of the Reorganized Debtor. If there is a dispute regarding: (i) the amount of any Cure payment; (ii) the ability of the

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TABLE OF CONTENTS

Page

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Reorganized Debtor to provide "adequate assurance of future performance" under the Executory Contract or Unexpired Lease to be assumed or assigned; or (iii) any other matter pertaining to assumption, the Cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption, except as provided in Section 5.1 of the Plan.

5.5 Confirmation Order. The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and rejections described in this Section 5 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding the foregoing, if, as of the date the Bankruptcy Court enters the Confirmation Order, there is pending before the Bankruptcy Court a dispute concerning the cure amount or adequate assurance for any particular Executory Contract or Unexpired Lease (or if the time period for a non-debtor to object to the Cure has not yet lapsed), the assumption of such Executory Contract or Unexpired Lease shall be effective as of the date the Bankruptcy Court enters an order resolving any such dispute and authorizing assumption by the Debtor.

5.6 Post-Petition Date Contracts and Leases. Each such Executory Contract and Unexpired Lease shall be performed by the Debtor or the Reorganized Debtor, as applicable, in the ordinary course of business.

5.7 Rejection Damages Bar Date. All proofs of Claims with respect to Claims arising from the rejection of any Executory Contract or Unexpired Lease rejected by operation of the Plan shall be filed no later than twenty one (21) days after the Effective Date. Any Claim not filed within such time shall be forever barred.

5.8 Modifications, Amendments, Supplements, or Other Agreements. Unless otherwise provided, each Executory Contract and Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such matter, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to pre-petition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the pre-petition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.9 Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease, nor anything contained in the Plan, shall constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

6. MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

6.1 Distributions on Account of Claims Allowed as of the Effective Date. Distributions under the Plan on account of Claims Allowed on or before the Effective Date shall be made on the Effective Date, as otherwise set forth in the Plan, or on the first date thereafter as

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is reasonably practicable.

6.2 Manner of Payment Under the Plan. Distributions of Cash to be made by the Debtor or the Reorganized Debtor pursuant to the Plan shall be made, at the discretion of the Debtor or the Reorganized Debtor, by check drawn on the Debtor's or the Reorganized Debtor's bank account, by wire transfer, or by any other means.

6.3 Whole Dollars. Any other provision of the Plan to the contrary notwithstanding, no payments of cents will be made. Whenever any payment of cents would otherwise be called for, the actual payment may reflect a rounding of such fraction to the nearest whole dollar (up or down).

6.4 Escheat. Holders of Allowed Claims shall have ninety (90) days from the check date to negotiate Distribution checks issued by the Debtor or the Reorganized Debtor under the terms of the Plan, otherwise payment on such checks may at the Debtor's or the Reorganized Debtor's sole discretion be stopped and the funds shall escheat to the Debtor or the Reorganized Debtor and shall be promptly distributed to the Debtor or the Reorganized Debtor in accordance with section 347 of the Bankruptcy Code.

6.5 Delivery of Distributions.

6.5.1 Record Date for Distributions. On the Distribution Record Date, the Claims Register shall be closed and any Person responsible for making Distributions shall be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim is transferred twenty or fewer days before the Distribution Record Date, the Reorganized Debtor shall make Distributions to the transferee only to the extent practical and in any event only if the relevant transfer forms contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

6.5.2 Delivery of Distributions in General. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, Distributions to all Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Debtor or the Reorganized Debtor:

6.5.2.1 In accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004;

6.5.2.2 To the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtor has been notified in writing of a change of address);

6.5.2.3 To the addresses set forth in any written notices of address changes delivered to the Debtor after the date of any related Proof of Claim;

6.5.2.4 To the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Debtor or the Reorganized Debtor have not received a written

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notice of change of address; or

6.5.2.5 To any counsel that has appeared in the Chapter 11 Case on the Holder's behalf.

6.5.3 Distributions Not Subject to Legal Process. Except as otherwise provided in the Plan, Distributions under the Plan, made on account of Allowed Claims, shall not be subject to levy, garnishment, attachment, or like legal process. Each Holder of an Allowed Claim shall have and receive the benefit of the Distributions in the manner set forth in the Plan. Absent willful misconduct or gross negligence, the Debtor and the Reorganized Debtor, as applicable, shall not incur any liability on account of any Distributions made under the Plan.

6.5.4 Returned Distributions. In the case of Distributions to the Holders of Allowed Claims that are returned to the Debtor or the Reorganized Debtor due to an incorrect or incomplete address, the Debtor or the Reorganized Debtor shall retain any such returned Distribution in a segregated account established by the Debtor or the Reorganized Debtor to keep track of any returned Distributions. Unless the Holder of the Allowed Claim relating to any such returned Distribution contacts the Debtor or the Reorganized Debtor (or its designee) within three (3) months from the date on which such Distribution was returned and provides the Debtor or the Reorganized Debtor (or its designee) with acceptable proof of identity and an accurate address, such Holder shall forfeit all rights thereto, and to any and all future Distributions or rights under the Plan. In such event, the Claim for which such Distributions was issued shall be treated as a Disallowed Claim and the Distribution on account of such Disallowed Claim shall promptly be distributed to Debtor.

6.5.5 Disputed Distributions. In the event of any dispute between or among Holders of Claims as to the right to any Holder of a Claim to receive or retain any Distribution to be made to such Holder under the Plan, the Debtor or the Reorganized Debtor, in lieu of making such Distribution to such Holder, may make it instead into an escrow account for payment as ordered by the Bankruptcy Court or as the interested parties to such dispute may otherwise agree among themselves. Any such Holder who fails to raise such dispute by filing an appropriate request for relief with the Bankruptcy Court prior to the issuance of such disputed Distribution by the Debtor or the Reorganized Debtor shall be deemed to have forever waived any right to dispute such Distribution or to enjoin, impair or otherwise restrict the use of any such Distribution.

6.5.6 Setoffs. The Debtor or the Reorganized Debtor may, but shall not be required to, set-off against any Distributions to be made pursuant to the Plan to a Holder of an Allowed Claim, Claims of any nature whatsoever that the Debtor may have, or may have had, against such Holder that have not been previously released, but neither the failure to do so, nor the allowance of any Claim held by such Holder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such Claim the Debtor may have, or may have had, against such Holder.

6.5.7 Withholding Taxes. The Debtor or the Reorganized Debtor shall be entitled to deduct any applicable federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with

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section 346 of the Bankruptcy Code.

6.6 Claims Paid or Payable by Third Parties.

6.6.1 Claims Paid by Third Parties. A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the Reorganized Debtor to the extent the holder's total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

6.6.2 Claims Payable by Insurance Carriers. Unless waived by the Reorganized Debtor in its sole and absolute discretion, no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor's insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor's insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers' agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Reorganized Debtor without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

6.6.3 Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.6.4 Insured Claims. Notwithstanding anything to the contrary contained herein, to the extent the Debtor has insurance with respect to any Allowed General Unsecured Claim, the holder of such Allowed Claim shall (i) be paid from the proceeds of insurance to the extent that the Claim is insured, and (ii) to the extent not duplicative of (i), receive the treatment provided for in this Plan to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Claim. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Confirmation Order, any other document related to any of the foregoing or

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any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release in the Plan): (i) on the Effective Date, the Reorganized Debtor shall assume all insurance policies issued at any time to the Debtor, and all agreements related thereto (collectively, the "Insurance Contracts"); (ii) nothing in the Disclosure Statement, the Plan, or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Contracts, except that as of the Effective Date, the Reorganized Debtor shall become and remain liable for all of the Debtor's obligations and liabilities thereunder regardless of whether such obligations and liabilities arise before or after the Effective Date; (iii) nothing in the Disclosure Statement, the Plan, the Confirmation Order, any prepetition or administrative claim bar date order (or notice) or claim objection order alters or modifies the duty, if any, that the insurers or third party administrators have to pay claims covered by the Insurance Contracts and their right to seek payment or reimbursement from the Debtor (or after the Effective Date, the Reorganized Debtor) or draw on any collateral or security therefor; (iv) insurers and third party administrators shall not need to nor be required to file or serve a cure dispute or a request, application, claim, proof of claim or motion for payment and shall not be subject to the any Bar Date or similar deadline governing Cure Amounts or Claims; and (v) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid claims covered by any of the Insurance Contracts ("Insured Claims") to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) all Insured Claims, and (2) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the Debtor (or the Reorganized Debtor, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtor (and the Reorganized Debtor, as applicable) to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of the Debtor (and the Reorganized Debtor, as applicable) under the Insurance Contracts, in such order as the applicable insurers and/or third party administrators may determine, but solely in accordance with the terms of such Insurance Contracts; and (D) the insurers and/or third party administrators to (1) cancel any policies under the Insurance Contracts, and (2) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts. For the avoidance of doubt, no holder of an Insured Claim that did not file a proof of claim prior to the applicable Bar Date (unless otherwise subject to an exception in the order governing Bar Dates) shall be deemed to have an Allowed Claim, against the Debtor arising from this provision.

6.7 No Recourse. No recourse shall ever be had, directly or indirectly, against any

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officer, director, attorney, accountant or other Professional for the Reorganized Debtor, by legal or equitable proceedings or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking obligation, covenant or agreement whatsoever executed by the Reorganized Debtor under the Plan, or by reason of the creation of any indebtedness by the Reorganized Debtor under the Plan for any purpose authorized by the Plan, it being expressly understood and agreed that all such liabilities, covenants, and agreements of the Reorganized Debtor, whether in writing or otherwise, shall be enforceable only against and be satisfied only by the Reorganized Debtor and the Assets.

7. PROCEDURES FOR RESOLVING DISPUTED CLAIMS

7.1 Objection to and Resolution of Claims. Except as to applications for allowance of compensation and reimbursement of expenses under sections 330, 331 and/or 503 of the Bankruptcy Code, Debtor shall, on and after the Effective Date, have the exclusive right to make and file objections to Claims. On and after the Effective Date, Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to any Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, Debtor and, on and after the Effective Date, Debtor, shall file all objections to Claims that are the subject of Proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses with respect to Professional Fee Claims) and serve such objections upon the Holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than one hundred eighty (180) days after the Effective Date or such later date as may be approved or extended by the Bankruptcy Court.

7.2 Payments. Payments and Distributions to each Holder of a Disputed Claim that ultimately becomes an Allowed Claim shall be made in accordance with the provision of the Plan with respect to the Class of Creditors to which the respective Holder of an Allowed Claim belongs. Without limiting the generality of the foregoing, Debtor shall not be required to object to any Claim irrespective of whether such Claim is Allowed or Disputed, whether in whole or in part.

7.3 Contingent Claims. Until such time as a contingent Claim or a contingent portion of an Allowed Claim becomes fixed or absolute or is Disallowed, such Claim will be treated as a Disputed Claim for all purposes related to Distributions under the Plan. The Holder of a contingent Claim will only be entitled to a Distribution under the Plan when and if such contingent Claim becomes an Allowed Claim.

7.4 Estimation of Claims. The Debtor shall be permitted, at any time, to request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether Debtor previously had objected to such Claim or whether the Bankruptcy Court had ruled on such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during any litigation concerning any objection to such Claim, including during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If such estimated amount constitutes a maximum limitation on the amount of such Claim, Debtor may elect to pursue any supplemental proceedings to object to the allowance of such Claim.

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8. RESERVATION OF RIGHTS

8.1. Withdrawal of Plan; Rights if No Confirmation or Effective Date. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If Debtor revokes or withdraws the Plan, or if Confirmation of the Plan or the Effective Date does not ultimately occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests by or against Debtor or any Person; (b) prejudice in any manner the rights of Debtor or any other Person in any further proceedings involving Debtor; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by Debtor or any other Person.

8.2. No Admissions or Waiver. Without limiting the generality of any similar provision in the Plan, notwithstanding anything in the Plan to the contrary, nothing contained in the Plan or in the Disclosure Statement shall be deemed an admission by Debtor or any Person with respect to any matter set forth herein. If Confirmation of the Plan or the Effective Date does not ultimately occur, no statement contained in the Plan or in the Disclosure Statement may be used or relied on in any manner in any suit, action, proceeding or controversy within or outside of the Chapter 11 Case against Debtor. Debtor reserves any and all of their rights as against all Persons and Entities in the event Confirmation of the Plan or the Effective Date does not ultimately occur.

9. CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE

9.1. Conditions to Confirmation. As a condition precedent to the Confirmation of the Plan, the Confirmation Order shall be in form and substance reasonably acceptable to the Debtor.

9.2. Conditions to Occurrence of Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

9.2.1. The Confirmation Order shall be a Final Order, except that Debtor reserves the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

9.2.2. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending, including any appeal;

9.2.3. All documents necessary to implement the transactions contemplated by the Plan shall be in form and substance reasonably acceptable to the Debtor;

9.2.4. Sufficient Cash and other assets are set aside, reserved and withheld to make the distributions required by the Bankruptcy Code and the Plan; and

9.2.5. The Debtor, in its sole discretion, may waive the Final Order condition in Section 9.2.1 above at any time from and after the Confirmation Date. In that event, the Debtor will be entitled to render any or all performance under the Plan prior to what otherwise would be the Effective Date if the above-referenced conditions were not waived;

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including, but not limited to, the right to perform under any circumstances which would moot any appeal, review or other challenge of any kind to the Confirmation Order if the Confirmation Order is not stayed pending such appeal, review or other challenge.

10. <u>EFFECT OF CONFIRMATION OF PLAN</u>

10.1. Discharge. ***Subject to the terms of the Plan Amendments, on the Effective Date of this Plan, the Debtor will be discharged from any debt that arose before confirmation of this Plan to the extent specified in section 1141(d)(1)(A) of the Bankruptcy Code, except that the Debtor will not be discharge of any debt: (i) imposed by this Plan; or (ii) to the extent provided in section 1141(d)(6) of the Bankruptcy Code.***

10.2. Binding Effect of Plan/Injunction. ***Subject to the terms of the Plan Amendments, on the Effective Date, except as provided in the Plan, all Persons shall be permanently enjoined by the Plan from (i) commencing or continuing any action, employing any process, asserting or undertaking an act to collect, recover, or offset, directly or indirectly, any Claim, rights, Causes of Action, liabilities, or interests in or against any property distributed or to be distributed under the Plan, or vested in the Reorganized Debtor, based upon any act, omission, transaction, or other activity that occurred before the Effective Date, (ii) creating, perfecting or enforcing any lien or encumbrance against any property distributed or to be distributed under the Plan other than as permitted under the Plan, and (iii) without limiting the generality of the foregoing, asserting any Claims against the Reorganized Debtor based on successor liability, continuation of business, or similar or related theory, except and only to the extent a Person holds an Allowed Claim under the Plan and is entitled to a distribution and/or Lien under the Plan in accordance with its terms, and to enforce its rights to distribution under the Plan. On and after the Effective Date, each Holder of any Claim against the Debtor is permanently enjoined from taking or participating in any action that would interfere or hinder the Debtor or the Reorganized Debtor from implementing the Plan or the Confirmation Order.***

10.3. Exculpation. ***Neither the Debtor nor any of its Representatives shall have or incur any liability to any Holder of a Claim against the Debtor, or any other party-in-interest, for any act, omission, transaction or other occurrence occurring on or after the Petition Date in connection with or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, or the consummation of the Plan, except and solely to the extent such liability is based on fraud, gross negligence or willful misconduct.***

10.4. Modification of Debt Instruments. On the Effective Date, all instruments evidencing indebtedness of the Debtor held by Holders of Claims that are Impaired by the Plan or have been paid in full pursuant thereto shall be deemed modified as against the Debtor as set forth in the Plan.

10.5. Judgments Void. Any judgment, decision, or order obtained before the Effective Date in any court that is inconsistent with the terms, conditions and treatment provided by the Plan or the Confirmation Order shall be null, void, and without effect.

10.6. Revesting of Assets in Debtor. Except as otherwise expressly provided herein or in the Confirmation Order, on the Effective Date, but retroactive to the Confirmation Date, without

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any further action, the Reorganized Debtor will be vested with all of the property of the Estate, wherever situate, free and clear of all Claims, Liens (except for Liens provided or authorized pursuant to the Plan and Permitted Encumbrances). Without limiting the generality of the foregoing, on and after the Effective Date, the Debtor shall be vested with all of the property of the Estate, wherever situated, free and clear of any Claims based on any form of successor liability or similar or related theory of liability. On and after the Effective Date, (i) the Debtor shall be free of any restrictions imposed by the Bankruptcy Code or Bankruptcy Court, may operate its business and may use, acquire or dispose of assets including the Assets free of any restrictions imposed by the Bankruptcy Code and the Bankruptcy Rules and without supervision or approval by the Bankruptcy Court, other than the obligations set forth in the Plan, or the Confirmation Order. Without limiting the generality of the foregoing and except as otherwise expressly provided herein or in the Confirmation Order, any Causes of Action, will be preserved and retained solely for Debtor's commencement, prosecution, use and benefit.

10.7. Preservation of Causes of Action. Subject to the terms of the Plan Amendments, pursuant to section 1123(b) of the Bankruptcy Code, the Debtor shall retain and reserve the right to enforce all rights to commence and pursue Causes of Action whether arising prior to or after the Petition Date, and whether pending as of or Filed after the Effective Date, in any court or other tribunal. Unless a Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan, or any Final Order, Debtor on behalf of themselves expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to any Causes of Action upon Confirmation or the Effective Date. No entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as an indication that the Debtor, will not pursue any and all available Causes of Action against them. The Debtor expressly reserves all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan.

10.8. Maintenance of Administrative Claim Status. Notwithstanding entry of the Confirmation Order or any Discharge granted to the Debtor consistent with the other provisions of this Plan and applicable law, Allowed Administrative Claims shall maintain their administrative priority status under section 507(a)(2) of the Bankruptcy Code until paid in full.

10.9. Disallowance of Claims Not Allowed and Tardy Proofs of Claim. The occurrence of the Effective Date shall operate to disallow any Unsecured Claims that either have not been Allowed by such date, including but not limited to any claims listed on the Debtor's Schedules as amended, as disputed, contingent or unliquidated, or which are the subject of a Proof of Claim that was filed after the Bar Date, which tardy Proofs of Claim shall further be deemed automatically expunged without further order of the Court as of the Effective Date.

10.10. No Limitation on Effect of Confirmation. Subject to the terms of the Plan Amendments, nothing contained in the Plan or the Disclosure Statement will limit, waive or restrict in any way the effect of Confirmation as set forth in section 1141 of the Bankruptcy Code. Confirmation will bind the Debtor, all Creditors, and other parties in interest to the provisions of the Plan, whether or not the Claim of such Creditor is Impaired under the Plan and whether or not such Creditor has accepted the Plan and whether or not a proof of Claim has been filed or deemed to have been filed under sections 501 or 1111(a) of the Bankruptcy Code, or such Claim is allowed under section 502 of the Bankruptcy Code.

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11. RETENTION OF JURISDICTION

11.1. Retention of Jurisdiction. Except to the extent otherwise expressly set forth herein, the Bankruptcy Court shall retain jurisdiction of the Chapter 11 Case following the Confirmation Date for the following purposes, it being expressly intended that such retention of jurisdiction shall in all cases hereafter set forth, extend to any actions or proceedings commenced prior or subsequent to the Confirmation Date and/or the Effective Date whether by the Debtor, or the parties specified herein:

11.1.1. To hear and determine any objections to the allowance of Claims, including any objections by the Debtor with respect to any Claims which have been reinstated or assumed in accordance with the terms of the Plan;

11.1.2. To determine any and all applications for compensation for any Professionals and similar fees to the extent made specifically subject to a hearing under the Plan and applicable provisions of the Bankruptcy Code;

11.1.3. To determine any and all applications for the rejection or assumption and assignment of Executory Contracts or for the rejection or assumption and assignment, as the case may be, of Unexpired Leases to which Debtor is a party or with respect to which it may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

11.1.4. To modify the Plan pursuant to section 1127 of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order to the extent authorized by the Bankruptcy Code;

11.1.5. To hear and determine all controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan and the Confirmation Order, including without limitation the binding effect and injunction herein;

11.1.6. To hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Bankruptcy Court entered in the Chapter 11 Case;

11.1.7. To adjudicate all controversies concerning the classification of any Claim;

11.1.8. To liquidate damages in connection with any disputed, contingent or unliquidated Claim;

11.1.9. To adjudicate all Claims to a security or ownership interest in any of the Assets, or in any proceeds thereof;

11.1.10. To adjudicate all Claims or controversies arising out of any purchases, sales or contracts made or undertaken by Debtor;

11.1.11. To determine all questions and disputes regarding recovery of and entitlement to any property of Debtor, or in any proceeds thereof;

11.1.12. To adjudicate all Causes of Action with respect to which Debtor is a party, whether or not such Claim or controversy is raised or filed before or after the Effective

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Date;

11.1.13. To determine issues and disputes concerning entitlement to Distributions to be made under and pursuant to the Plan;

11.1.14. To enter any order, including injunctions, necessary to enforce the title, rights and powers of Debtor's limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary or appropriate;

11.1.15. To determine such other matters as may be provided for in the Confirmation Order and the Plan, or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

11.1.16. To enter a Final Decree closing the Chapter 11 Case;

11.1.17. To enforce the provisions of any Administrative Claim Bar Date entered by the Bankruptcy Court;

11.1.18. To make such orders as are necessary or appropriate to carry out the provisions of the Plan, including but not limited to orders interpreting, clarifying or enforcing the provisions thereof;

11.1.19. To determine issues and disputes with respect to the Plan Amendments arising after the Effective Date; and

11.1.20. Without limiting the generality of any of the foregoing, to hear and determine matters concerning state, local, and federal taxes in accordance with sections 345, 505, and 1146 of the Bankruptcy Code.

11.2. Jurisdiction Unaffected. The occurrence of the Effective Date and/or the entry of a Final Decree shall not divest the Bankruptcy Court of any jurisdiction otherwise retained under this Article 11 or the Confirmation Order.

11.3. Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising under, arising in or related to the Bankruptcy Case, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.

12. MISCELLANEOUS PROVISIONS

12.1. Modification of the Plan.

12.1.1 Provided not inconsistent with the Plan Amendments, the Debtor may alter, amend or modify the Plan at any time before the entry of the Confirmation Order, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and Debtor shall have complied with section 1125 of the Bankruptcy Code. However, the Bankruptcy Court may require a new disclosure statement and/or re-voting on the Plan if Debtor modifies the Plan before Confirmation.

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12.1.2 Provided not inconsistent with the Plan Amendments, the Debtor may also seek to alter, amend or modify the Plan at any time after Confirmation so long as (i) the Plan has not been substantially consummated, (ii) as altered, amended or modified the Plan satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and (iii) the Bankruptcy Court authorizes the proposed modification after notice and a hearing under section 1129 of the Bankruptcy Code.

12.1.3 A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder. Provided not inconsistent with the Plan Amendments, prior the Effective Date, Debtor may make appropriate technical non-material modifications to the Plan or the Disclosure Statement without further order or approval of the Bankruptcy Court, provided that such technical modifications do not adversely affect the treatment of Holders of Claims.

12.1.4 Provided not inconsistent with the Plan Amendments, the Debtor further reserves the right to modify the treatment of any Allowed Claims at any time after the Effective Date of the Plan upon the consent of the Creditor whose Allowed Claim treatment is being modified, so long as no other Creditors are materially adversely affected.

12.1.5 Provided not inconsistent with the Plan Amendments, the Debtor reserves the right, in accordance with the Bankruptcy Code, to amend, amend or modify the Plan before or after the Confirmation Date, including making any amendments or modifications to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

12.2. Notices to the Debtor. Except as otherwise set forth below, all notices, requests, elections or demands in connection with the Plan, including any change of address of any Holder of a Claim for the purposes of receiving any Distributions under the Plan, shall be in writing and shall be delivered personally, electronic mail, overnight courier, or mailed by first class mail. Such notice shall be deemed to have been given when received or, if mailed by first class mail, five (5) Business Days after the date of mailing, or if express mailed, the next Business Day following the date of mailing and addressed to the following:

If to Debtor: Spar Business Services, Inc.
Attn: Robert G. Brown
7711 N. Military Trail Rd., Ste. 1000
West Palm Beach, FL 33410
Email: rbrown6@msn.com

With a Copy to: Larson Zirzow & Kaplan, LLC
Attn: Matthew C. Zirzow, Esq.
850 E. Bonneville Ave.
Las Vegas, NV 89101
Email: mzirzow@lzklegal.com

12.3. Notices to Creditors. All notices and requests to Holders of Claims of any Class shall be sent to them at their known address or if a Proof of Claim has been filed, to the address on their Proof of Claim. Any Holder of a Claim of any Class may designate in

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writing any other address for purposes of this Section, which designation shall be effective upon receipt.

12.4. Headings. The headings used in the Plan are inserted for convenience only and do not constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

12.5. Non-Severability of Plan Provisions. The Confirmation Order shall constitute a judicial determination that each term and provision of the Plan is valid and enforceable pursuant to its terms, integral to the Plan and may not be deleted or modified without the consent of Debtor and any other Person affected by such provision, and nonseverable and mutually dependent.

12.6. Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with Debtor or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

12.7. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any contract, instrument, release or other agreement entered into in connection with the Plan or in any document which remains unaltered by the Plan, the rights, duties and obligations of Debtor and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without giving effect to Nevada's choice of law provisions.

12.8. Successors and Assigns. The rights and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

12.9. Modification of Payment Terms. Provided not inconsistent with the Plan Amendments, the Reorganized Debtor reserves the right to modify the treatment of any Allowed Claim in any manner adverse only to the holder of such Allowed Claim at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim treatment is being adversely affected.

12.10. Effectuating Documents; Further Transactions; Timing. The Debtor and the Reorganized Debtor are each authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued, transferred or canceled pursuant to the Plan. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously. The Debtor and the Reorganized Debtor are authorized and directed to do such acts and execute such documents as are necessary to implement the Plan.

12.11. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (i) the issuance, distribution, transfer or exchange of Estate property; (ii) the creation, modification, consolidation or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or

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connection with the Plan or the Confirmation Order; (iii) the making, assignment, modification or recording of any lease or sublease; or (iv) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

12.12. Default Under Plan.

12.12.1 Creditor Action Restrained. The confirmed Plan is binding on every Creditor whose claims are provided for in the Plan. Therefore, even though the automatic stay terminates on the Effective Date with respect to Secured Claims, no Creditor may take any action to enforce either the pre-confirmation obligation or the obligation due under the Plan, so long as Debtor is not in Material Default under the Plan, except as provided in Section 12.12.5 below.

12.12.2 Obligations to Each Class Separate. The Debtor's obligations under the Plan are separate with respect to each Class of Creditors. Default in performance of an obligation due to members of one Class shall not by itself constitute a default with respect to members of other Classes. For purposes of this Section 12.12.2, the holders of all Administrative Claims shall be considered to be a single class, the holders of all Priority Claims shall be considered to be a single class, and each non-debtor party to an assumed Executory Contract or Unexpired Lease shall be considered to be a separate class.

12.12.3 Material Default Defined. In the event the Debtor fails to timely perform any of the obligations set forth in the Plan from and after the Effective Date, the applicable Creditor or party-in-interest shall notify the Debtor and the Debtor's counsel of the default in writing in accordance with the notice provisions herein. If the Debtor fails within thirty (30) calendar days after the date of service of the notice of default either: (i) to cure the default; (ii) to obtain from the Bankruptcy Court an extension of time to cure the default, which shall be given for good cause shown if the cure reasonably requires more than thirty (30) days to cure and the Debtor initiates reasonable steps to begin such cure and completes all reasonable and necessary steps to cure sufficient to produce compliance as soon as reasonably practical; or (iii) to obtain from the Bankruptcy Court a determination that no default occurred, then the Debtor is in Material Default under the Plan to all the members of the affected Class. If the Debtor fails to timely cure the default as provided above, the applicable Creditor shall be free to pursue any and all rights and remedies it may have under the contract(s) between the parties and/or applicable law, as modified by this Plan, and without further action by or proceedings before the Bankruptcy Court.

12.12.4 Remedies Upon Material Default. Upon Material Default, any member of a Class affected by the default: (i) may file and serve a motion to dismiss the case or to convert the case to chapter 7; or (ii) without further order of the Court has relief from automatic stay to the extent necessary, and may pursue its lawful remedies to enforce

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and collect the Debtor's pre-confirmation obligations.

12.12.5 Claims Not Affected by Plan. Upon confirmation of the Plan, and subject to Section 12.12.3, any Creditor whose Claims are left Unimpaired under the Plan may, notwithstanding Sections 12.12.1 through Section 12.12.4, immediately exercise all of its contractual, legal, and equitable rights, except rights based on default of the type that need not be cured under section 1124(2)(A) and (D) of the Bankruptcy Code.

12.13. Cramdown. In the event that any Impaired Class is determined to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code, the Debtor may invoke the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan. Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

12.14. Fees and Reporting to the United States Trustee. Prior to the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, is obligated to pay the Office of the U.S. Trustee all U.S. Trustee Fees. All U.S. Trustee Fees accruing prior to Confirmation of the Plan will be paid on or before the Effective Date pursuant to section 1129(a)(12) of the Bankruptcy Code. All U.S. Trustee Fees accruing post-Confirmation are due on a calendar quarter basis and will be reported on post-confirmation quarterly reports as required by the U.S. Trustee Guidelines. Until the entry of the Final Decree and case closing, the Debtor shall File, not later than twenty (20) days after the end of the calendar quarter which occurs after the entry of the Confirmation Order, and every calendar quarter thereafter, a report of the action taken by the Reorganized Debtor and the progress made toward consummation of the confirmed Plan. U.S. Trustee Fees continue to be payable to the Office of the United States Trustee post-confirmation until such time as the case is converted, dismissed, or closed.

12.15. Entire Agreement. The Plan, as described herein, the Disclosure Statement and exhibits thereto, set forth the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede all prior discussions and documents. No party hereto shall be bound by any terms, conditions, definitions, understandings or representations with respect to the subject matter hereof, other than as in expressly provided for herein or as may hereafter be agreed by the parties in writing.

Dated: August 6, 2019.

SPAR BUSINESS SERVICES, INC.,
a Nevada corporation:

By: *<u>/s/ Robert G. Brown</u>*
Its: President and Director

Prepared and submitted:

By: *<u>/s/ Matthew C. Zirzow</u>*
LARSON ZIRZOW & KAPLAN, LLC
ZACHARIAH LARSON, ESQ.

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

Nevada Bar No. 7787
MATTHEW C. ZIRZOW, ESQ.
Nevada Bar No. 7222
850 E. Bonneville Ave.
Las Vegas, Nevada 89101

Attorneys for Debtor

LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

APPENDIX

Exhibit 1 - Amortization Schedule for Payments to Class 1 - The Westchester Bank

Exhibit 2 - Projected Distribution Schedule Per Plan, as Modified, to General Unsecured Claims

Exhibit 3 - Compromise and Settlement Agreement with Spar Marketing Force, Inc. and Spar Group, Inc.

Exhibit 4 - Stipulation to Modify Debtor's First Amended Chapter 1 Plan of Reorganization Re: Melissa Clothier and the Certified Class

Exhibit 5 - Stipulation to Modify Debtor's First Amended Chapter 1 Plan of Reorganization Re: Rodgers Collective

SCHEDULE 5.1

EXECUTORY CONTRACTS AND UNEXPIRED LEASES PROPOSED TO BE ASSUMED

Counterparty	Description	Proposed Cure
None.		$0.00

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LARSON ZIRZOW & KAPLAN, LLC
850 E. Bonneville Ave.
Las Vegas, Nevada 89101
Tel: (702) 382-1170 Fax: (702) 382-1169

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850 E. Bonneville Ave.
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Spar Business Services, Inc., a Nevada corporation, f/k/a Spar Marketing Services, Inc., as debtor and debtor-in-possession, hereby proposes this plan of reorganization for the resolution of its outstanding Claims.[1] All Creditors, holders of Equity Securities, and other parties-in-interest should refer to the Disclosure Statement for a discussion of the Debtor's history, assets, historical financial data, and for a summary and analysis of the Plan and certain related matters. All Holders of Claims against the Debtor are encouraged to read the Plan, the Disclosure Statement, and the related solicitation materials in their entirety before voting to accept or reject the Plan. Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article 12 to the Plan, the Debtor expressly reserves the right to alter, amend, strike, withdraw, or modify the Plan one or more times before its substantial consummation.

1. DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.1 Definitions. For the purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Section 1.1. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, in that order of priority. Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender shall include the feminine, and the feminine gender shall include the masculine. As used in the Plan, the following terms shall have the meanings specified below:

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1.1.1 Administrative Claim. A Claim for any cost or expense of administration of the Chapter 11 Case allowed pursuant to sections 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate; (b) compensation and reimbursement of expenses for legal, financial advisory, accounting, and other services, including but not limited to, Allowed Professional Fees, pursuant to sections 327, 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date; (c) all Bankruptcy Court approved requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case, pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code or otherwise.

1.1.2 Administrative Claim Bar Date. The deadline for filing requests for allowance and payment of Administrative Claims, including but not limited to Professional Fees, which shall be thirty (30) days after the Effective Date.

1.1.3 Allowed. With reference to any Claim against the Debtor: (a) any Claim against the Debtor that has been listed in its Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary Proof of Claim has been Filed; (b) as to which a Proof of Claim has been timely Filed in a liquidated amount with the Bankruptcy Court, pursuant to the Bankruptcy Code or any order of the Bankruptcy Court, or has been Filed with leave of the Bankruptcy Court after notice and a hearing, provided that no

[1] All capitalized terms herein shall have the meanings as ascribed to them in Section 1.1 of the Plan.

objection to the allowance of such Claim or to the estimation of such Claim has been interposed by any party in interest before any final date for the filing of such objections or motions set forth in the Plan, the Confirmation Order or other order of the Bankruptcy Court; or (c) any Claim allowed or estimated pursuant to section 502(c) of the Bankruptcy Code by Final Order of the Bankruptcy Court.

1.1.4 Assets. All of the assets, property, interests, real and personal, tangible and intangible, wherever situated, of the Debtor, as they exist as of the Effective Date, and to the extent provided by the applicable provisions of the Bankruptcy Code, including without limitation section 541 of the Bankruptcy Code.

1.1.5 Avoidance Actions. Any actions commenced, or that may be commenced before or after the Effective Date, pursuant to sections 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code.

1.1.6 Bankruptcy Code. The Bankruptcy Reform Act of 1978, title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Case, as now in effect or hereafter amended.

1.1.7 Bankruptcy Court. The United States Bankruptcy Court for the District of Nevada having jurisdiction over the Chapter 11 Case, and to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the General Order of the United States District Court for the District of Nevada pursuant to section 151 of title 28 of the United States Code, the United States District Court for the District of Nevada.

1.1.8 Bankruptcy Rules. Collectively, the Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Case, the Local Rules of Bankruptcy Practice for the United States District Court for the District of Nevada, both as are now in effect or hereafter amended.

1.1.9 Bar Date In the case of non-governmental Creditors, March 27, 2019, which is the date established by the Bankruptcy Court by which such Creditors are required to file proofs of claim with respect to pre-petition Claims including Claims asserted pursuant to section 503(b)(9) of the Bankruptcy Code, except with respect to Administrative Claims, Claims arising from the rejection of any Executory Contracts and Unexpired Leases, and Claims that were scheduled by the Debtor as undisputed, non-contingent, and unliquidated. In the case of governmental Creditors, May 22, 2019, which is the date established by the Bankruptcy Court by which such Creditors are required to file proofs of claim with respect to pre-petition Claims, including but not limited to Priority Tax Claims.

1.1.10 Business Day. A day, other than a Saturday, Sunday, or "legal holiday" as defined in Bankruptcy Rule 9006(a).

1.1.11 Cash. The legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, negotiable instruments, wire transfers of immediately available funds, or other cash equivalents.

1.1.12 Causes of Action. Any Claim, cause of action, controversy, demand, right,

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action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law, but specifically excepting and exculding therefrom any Avoidance Actions.

1.1.13 Chapter 11 Case. The case under chapter 11 of the Bankruptcy Code involving the Debtor, having case number BK-S-18-16974-abl, including all adversary proceedings pending in connection therewith.

1.1.14 Claim. Any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date, or any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.1.15 Claim Objection Deadline. The date that is 90 days from the Effective Date for all Claims, which deadline may be extended by the Reorganized Debtor upon request after notice and a hearing.

1.1.16 Claims Register. The official register of Claims maintained by the Court in the Debtor's Chapter 11 Case.

1.1.17 Class. A category of Holders of Claims as classified in the Plan.

1.1.18 Confirmation. The entry by the Bankruptcy Court of the Confirmation Order on the docket in the Chapter 11 Case.

1.1.19 Confirmation Date. The date upon which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case.

1.1.20 Confirmation Hearing. The hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.1.21 Confirmation Order. The order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.1.22 Creditor. Any Holder of a Claim, whether or not such Claim is Allowed.

1.1.23 Cure. The distribution on the Effective Date or as soon thereafter as practicable of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an Executory Contract or Unexpired Lease pursuant to section 365(b) of the Bankruptcy Code, or with respect to any other debt instrument, in an amount equal to: (i) all unpaid monetary obligations due under

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such Executory Contract or Unexpired Lease or required to pay to bring current the debt instrument and thereby reinstate the debt and return to the pre-default conditions to the extent such obligations are enforceable under the Bankruptcy Code or applicable non-bankruptcy law; and (ii) with respect to any debt instrument, if a claim arises from the Debtor's failure to perform any non-monetary obligation as set forth in sections 1124(2)(C) and 1124(2)(D) of the Bankruptcy Code, payment of the dollar amount that compensates the Holder of such a Claim for any actual pecuniary loss incurred by such Holder as a result of any such failure and the dollar amount of the Claim that is established by the Holder's sworn declaration and accompanying admissible evidence filed with the Bankruptcy Court on or before the deadline ordered by that Court for the filing of objections to the Disclosure Statement.

1.1.24 Debtor. Spar Business Services, Inc., a Nevada corporation, f/k/a Spar Marketing Services, Inc., as debtor in this Chapter 11 Case.

1.1.25 Disallowed Claim. Any Claim or portion thereof that has been disallowed by a Final Order of the Bankruptcy Court.

1.1.26 Disclosure Statement. The disclosure statement that relates to the Plan, including all exhibits and schedules thereto, as may be amended, supplemented or modified from time to time, that is prepared and distributed in accordance with, among other matters, sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.

1.1.27 Disputed. A Claim (including any Administrative Claim, Priority Claim or Secured Claim), or any portion thereof, that is: (a) listed in the Schedules as disputed, contingent, or unliquidated; or (b) subject to an objection interposed by the Debtor, the Reorganized Debtor, or any party-in-interest entitled to file and prosecute such objection in the Chapter 11 Case, if at such time such objection remains unresolved.

1.1.28 Distribution. Any distribution made by the Debtor or the Reorganized Debtor to the Holders of Allowed Claims pursuant to the terms of the Plan.

1.1.29 Distribution Record Date. The Confirmation Date unless the Bankruptcy Court establishes a different date in the Confirmation Order.

1.1.30 Effective Date. The latest to occur of: (i) the first Business Day that is at least fourteen (14) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (i) the first (1st) Business Day on which all of the conditions set forth in Section 9 have been satisfied or waived.

1.1.31 Estate. The estate of the Debtor that was created by the commencement of the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

1.1.32 Executory Contract. A contract to which the Debtor is a party that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

1.1.33 Federal Judgment Rate. The rate of interest on judgments as provided for by 28 U.S.C. § 1961 as of the Confirmation Date.

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